Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                                 INDIGINET, INC.
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    (Name of corporation as currently filed with the Florida Dept. of State)

                                  P87000082722
            ---------------------------------------------------------
                   (Document number of corporation (if known)

Pursuant to the provision of section 607.1006, Florida Statutes, this FLORIDA PROFIT CORPORATION adopts the following amendment(s) to Its Articles of
Incorporation:

NEW CORPORATE NAME (IF  CHANGING):
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(Must  contain  the  word  "corporation,"  "company,"  or  "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") (A professional corporation must contain the word "chartered", "professional association," or abbreviation "P.A.")

AMENDMENTS  ADOPTED-  (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or
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Article  Title(s)  being  amended,  added  or  deleted:  (BE  SPECIFIC)
                                                          ------------

Article  IV,  as  previously  amended,  is  hereby further amended by adding the
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following as  paragraph  4.4:  On  November 29, 2004 (the "Effective Date"), the
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issued  shares  of  common  stock,  no par value per share ("Old Common Stock"),
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outstanding  or  held  as  treasury  shares  as  of  the open of business on the
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Effective  Date,  shall  automatically  without  any  action  on the part of the
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holders  of the Old Common Stock be reverse split ("the Split") on a one-for-one
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thousand  basis  so  that  one  thousand shares of the Old Common Stock shall be
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converted  into and reconstituted as one share of common stock, no par value per
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share  ("New Common Stock.") Any fractional shares resulting form the Split will
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be  rounded  up to the nearest share of the New Common Stock. Each holder of the
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certificate  or  certificates  which  immediately  prior  to  the Effective Date
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(CONTINUATION  ATTACHED)
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                     (Attached additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

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                                  (continued)

The date of each amendment(s) adoption:  November 19, 2004
                                         ---------------------------

Effective date IF APPLICABLE: November 29, 2004
                  ----------  --------------------------------------------------
                                (no more than 90 days after amendment file date)

Adoption  of  Amendment(s)       (CHECK  ONE)
                                  ----------

     [_] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

     [_] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

               "The number of votes cast for the amendment(s) was/were sufficient for approval by
                                             ---------------------------------."
                                                       (voting  group)


     [X] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [_] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 19th day of November, 2004.
            ----        --------

          Signature  /s/ Mark Ellis
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                    (By  a  director,  president,  or  other  officer-  if
                    directors or officers have not been selected, by an incorporator- if in the hands of a receiver, trustee, or other court appointed fiduciary of that fiduciary)

                                         MARK ELLIS
                     -------------------------------------------------------
                          (Typed or printed name of person signing

                            PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     -------------------------------------------------------
                                 (Title of person signing)


                                FILING FEE: $35

                                 INDIGINET, INC.
                   CONTINUATION FOR THE ARTICLES OF AMENDMENT

represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates are reclassified under the terms hereof. Until surrender, each Old Certificate will continue to be valid and represent New Common Stock equal to one-thousandth the number of the shares of Old Common Stock excluding any fractional shares. The shares of Old Common Stock are hereby change into shares of New Common Stock at the rate of one-for-one thousand.